Exhibit 10.11

AMENDMENT TO FIRST AMENDED AND RESTATED MANAGEMENT

AGREEMENT AND EXCLUSIVE LEASING AGREEMENT

THIS AMENDMENT TO FIRST AMENDED AND RESTATED MANAGEMENT AGREEMENT AND EXCLUSIVE LEASING AGREEMENT (this “Amendment”) is executed by and between DOBIE CENTER PROPERTIES, LTD. (“Owner”) and TEXAS CAMPUS LIFESTYLES MANAGEMENT (DOBIE CENTER), L.C. (“Manager”).

WITNESSETH:

WHEREAS, Owner and Manager executed that certain First Amended and Restated Management Agreement (“Management Agreement”) dated August 1, 1998 in connection with the management by Manager of certain real property in Austin, Texas known as “Dobie Center” and more particularly described therein (the “Property”); and

WHEREAS, Owner and Manager executed that certain Exclusive Leasing Agreement (“Leasing Agreement”) dated August 1, 1998 with respect to the leasing of commercial space in the Property; and

WHEREAS, Owner and Manager desire to modify and amend the Management Agreement and Leasing Agreement as herein set forth;

NOW, THEREFORE, for and in consideration of the mutual agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Manager hereby agree as follows:

1.    Notwithstanding anything set forth in the Management Agreement to the contrary, the first grammatical sentence of Section 1.02 of the Contract is hereby deleted and the following is hereby substituted in lieu thereof:

“The primary term of this contract shall commence on the date hereof, and shall expire on May 31, 2008,

unless otherwise terminated in accordance with the provisions hereof.”

2.    Owner and Manager agree that the Leasing Agreement remains in full force and effect, and the term of the Leasing Agreement is hereby extended so that such term shall be coterminous with that of the Management Agreement, as modified pursuant to Paragraph 1 hereinabove.

3.    Notwithstanding anything set forth in the Management Agreement or Leasing Agreement to the contrary, the respective addresses for Owner and Manager, for purposes of Section 6.01 of the Management Agreement and Section 13 of the Leasing Agreement, are as follows:

OWNER:	MANAGER:

Dobie Center Properties, Ltd. c/o Martin Rabinowitz 111 8th Avenue, Suite 1500 New York, NY 10021 Attention:	Texas Campus Lifestyles Management (Dobie Center), L.C. c/o American Campus Communities, L.L.C. 805 Las Cimas Parkway, Suite 400 Austin, Texas 78745 Attention:

4.    Owner and Manager each hereby acknowledge and agree that, to the actual knowledge of such party, the other party is not currently in default or breach under the Management Agreement and/or Leasing Agreement, and no event or condition exists which, with the giving of notice or lapse of time, would constitute such a default or breach.

5.    The Management Agreement and Leasing Agreement, as modified and amended hereby, shall continue in full force and effect. This Amendment may be executed in one or more counterparts.

EXECUTED EFFECTIVE as of the lst day of February, 2004.

OWNER:

DOBIE CENTER PROPERTIES, LTD.

By:	SPE Dobie, Inc., general partner

	By:	/S/ MARTIN J. RABINOWITZ
Name: Martin J. Rabinowitz
Title: President

MANAGER:

TEXAS CAMPUS LIFESTYLES MANAGEMENT (DOBIE CENTER), L.C.

By:	/S/ BRIAN NICKEL
Name: Brian Nickel
Title: Vice President

CONSENT OF MBIA

The undersigned, MBIA Insurance Corporation, hereby joins in the execution of this Amendment for the sole purpose of evidencing its consent to such Amendment pursuant to Section 7.03.1 of the Management Agreement.

MBIA INSURANCE CORPORATION

By:	/S/ THOMAS O. SCHERER
Name: Thomas O. Scherer
Title: Managing Director